AMERICAN CENTURY-BENHAM CALIFORNIA TAX-FREE MONEY MARKET FUND
                                YIELD CALCULATION
                                 August 31, 1996

                                                           365/7
              Effective Yield:  [  (Base Period Return) + 1)      ] - 1


7 Day Yield = 2.85%

7 Day Effective Yield = 2.89%

         AMERICAN CENTURY-BENHAM CALIFORNIA MUNICIPAL MONEY MARKET FUND
                                YIELD CALCULATION
                                 August 31, 1996


                                                           365/7
              Effective Yield:  [  (Base Period Return) + 1)      ] - 1


7 Day Yield = 2.96%

7 Day Effective Yield = 3.01%

       AMERICAN CENTURY-BENHAM CALIFORNIA INTERMEDIATE-TERM TAX-FREE FUND
                                YIELD CALCULATION
                                 August 31, 1996


                               [ (  A-B       ) 6     ]
           Formula: Yield  =  2[ (-------  + 1)   - 1 ]
                               [ (  C*D       )       ]



A = Investment income earned during the period.

B = Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D = The per share price on the last day of the period.


Calculation:

         A =           $1,738,953.37

         B =             $164,165.15

         C =          38,995,760.031

         D =                  $11.04

         Yield =               4.43%

           AMERICAN CENTURY-BENHAM CALIFORNIA LONG-TERM TAX-FREE FUND
                                YIELD CALCULATION
                                 August 31, 1996


                               [ (  A-B       ) 6     ]
           Formula: Yield  =  2[ (-------  + 1)   - 1 ]
                               [ (  C*D       )       ]



A = Investment income earned during the period.

B = Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D = The per share price on the last day of the period.


Calculation:

         A =           $1,306,410.52

         B =             $112,927.55

         C =          26,029,151.754

         D =                  $11.06

         Yield =               5.03%

          AMERICAN CENTURY-BENHAM CALIFORNIA HIGH-YIELD MUNICIPAL FUND
                                YIELD CALCULATION
                                 August 31, 1996



                               [ (  A-B       ) 6     ]
           Formula: Yield  =  2[ (-------  + 1)   - 1 ]
                               [ (  C*D       )       ]



A = Investment income earned during the period.

B = Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D = The per share price on the last day of the period.


Calculation:

         A =             $726,452.91

         B =              $63,733.04

         C =          15,419,515.023

         D =                  $9.27

         Yield =               5.63%

            AMERICAN CENTURY-BENHAM CALIFORNIA INSURED TAX-FREE FUND
                                YIELD CALCULATION
                                 August 31, 1996



                               [ (  A-B       ) 6     ]
           Formula: Yield  =  2[ (-------  + 1)   - 1 ]
                               [ (  C*D       )       ]



A = Investment income earned during the period.

B = Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D = The per share price on the last day of the period.


Calculation:

         A =             $842,524.18

         B =              $76,369.83

         C =          19,032,860.238

         D =                  $10.00

         Yield =                4.88%

          AMERICAN CENTURY-BENHAM CALIFORNIA LIMITED-TERM TAX-FREE FUND
                                YIELD CALCULATION
                                 August 31, 1996



                               [ (  A-B       ) 6     ]
           Formula: Yield  =  2[ (-------  + 1)   - 1 ]
                               [ (  C*D       )       ]



A = Investment income earned during the period.

B = Expenses accrued for the period (net of reimbursements).

C = The average daily number of shares outstanding during the period that were entitled to receive dividends.

D = The per share price on the last day of the period.


Calculation:

         A =             $357,599.97

         B =              $42,032.87

         C =          10,071,980.397

         D =                  $10.19

         Yield =                3.72%

          AMERICAN CENTURY-BENHAM CALIFORNIA TAX-FREE MONEY MARKET FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                 August 31, 1996


                                    ( ERV ) 1/N
                      Formula:  T = (-----)     -  1
                                    (  P  )



P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.


                                 P             ERV           N          T
Calculation:                 ---------      ---------     --------    -------

    One Year                 $1,000.00      $1,031.20     1.000000     3.12%

    Five Years               $1,000.00      $1,144.00     5.000000     2.73%

    Ten Years                $1,000.00      $1,439.40    10.000000     3.71%

    Date Of Inception*       $1,000.00      $1,636.20    12.810404     3.92%


    TR=Total return for period.  TR=(ERV/P) - 1      63.62%


*Date Of Inception:  November 9, 1983

       AMERICAN CENTURY-BENHAM CALIFORNIA INTERMEDIATE-TERM TAX-FREE FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                 August 31, 1996


                                    ( ERV ) 1/N
                      Formula:  T = (-----)     -  1
                                    (  P  )



P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.


                                 P             ERV           N          T
Calculation:                 ---------      ---------     --------    -------

    One Year                 $1,000.00      $1,047.90     1.000000      4.79%

    Five Years               $1,000.00      $1,367.90     5.000000      6.48%

    Ten Years                $1,000.00      $1,839.00    10.000000      6.28%

    Date Of Inception*       $1,000.00      $2,355.40    12.810404      6.92%


    TR=Total return for period.  TR=(ERV/P) - 1      135.54%


*Date Of Inception:  November 9, 1983

          AMERICAN CENTURY-BENHAM CALIFORNIA HIGH-YIELD MUNICIPAL FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                 August 31, 1996


                                    ( ERV ) 1/N
                      Formula:  T = (-----)     -  1
                                    (  P  )



P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.


                                 P             ERV           N          T
Calculation:                 ---------      ---------     --------    -------

    One Year                 $1,000.00      $1,080.20     1.000000     8.02%

    Five Years               $1,000.00      $1,446.70     5.000000     7.66%

    Ten Years

    Date Of Inception*       $1,000.00      $1,804.60     9.670089     6.30%


    TR=Total return for period.  TR=(ERV/P) - 1      80.46%


*Date Of Inception:  December 30, 1986

            AMERICAN CENTURY-BENHAM CALIFORNIA INSURED TAX-FREE FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                 August 31, 1996


                                    ( ERV ) 1/N
                      Formula:  T = (-----)     -  1
                                    (  P  )



P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.


                                 P             ERV           N          T
Calculation:                 ---------      ---------     --------    -------

    One Year                  $1,000.00     $1,066.00     1.000000      6.60%

    Five Years                $1,000.00     $1,439.00     5.000000      7.55%

    Ten Years

    Date Of Inception*        $1,000.00     $1,859.30     9.670089      6.63%


    TR=Total return for period.  TR=(ERV/P) - 1      85.93%


*Date Of Inception:  December 30, 1986

         AMERICAN CENTURY-BENHAM CALIFORNIA MUNICIPAL MONEY MARKET FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                 August 31, 1996



                                    ( ERV ) 1/N
                      Formula:  T = (-----)     -  1
                                    (  P  )



P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.


                                 P             ERV           N          T
Calculation:                 ---------      ---------     --------    -------

    One Year                 $1,000.00      $1,032.30     1.000000      3.23%

    Five Years               $1,000.00      $1,154.80     5.000000      2.92%

    Ten Years

    Date Of Inception*       $1,000.00      $1,189.90     5.667351      3.12%


    TR=Total return for period.  TR=(ERV/P) - 1      18.99


*Date Of Inception:  December 31, 1990

          AMERICAN CENTURY-BENHAM CALIFORNIA TAX-FREE LIMITED-TERM FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                 August 31, 1996


                                    ( ERV ) 1/N
                      Formula:  T = (-----)     -  1
                                    (  P  )



P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.


                                 P             ERV           N          T
Calculation:                 ---------      ---------     --------    -------

    One Year                 $1,000.00      $1,038.70     1.000000      3.87%

    Five Years

    Ten Years

    Date Of Inception*       $1,000.00      $1,209.70     4.249144      4.58%


    TR=Total return for period.  TR=(ERV/P) - 1     20.97%


*Date Of Inception:  June 1, 1992

           AMERICAN CENTURY-BENHAM CALIFORNIA LONG-TERM TAX-FREE FUND
                           AVERAGE ANNUAL TOTAL RETURN
                                 August 31, 1996


                                    ( ERV ) 1/N
                      Formula:  T = (-----)     -  1
                                    (  P  )



P       =  A hypothetical initial payment of $1,000.

ERV     =  Ending redeemable value of a hypothetical $1,000 payment made at the beginning of the period.

N       =  Number of years.

T       =  Average annual total return.


                                 P             ERV           N          T
Calculation:                 ---------      ---------     --------    -------

    One Year                 $1,000.00      $1,067.70     1.000000      6.77%

    Five Years               $1,000.00      $1,432.10     5.000000      7.44%

    Ten Years                $1,000.00      $1,955.60    10.000000      6.93%

    Date Of Inception*       $1,000.00      $2,803.60    12.810404      8.38%


    TR=Total return for period.  TR=(ERV/P) - 1     180.36%


*Date Of Inception:  November 9, 1983